EXHIBIT 99.1


               INSpire Insurance Solutions Announces Cancellation
                           of Proposed Rights Offering

         FORT WORTH, Texas, Jan. 29 /PRNewswire-FirstCall/ -- INSpire Insurance Solutions, Inc. (Nasdaq: NSPR - news) announced today that its Board of Directors has cancelled its previously disclosed rights offering. All subscriptions previously delivered to the subscription agent will be refunded. Additionally, the Company announced that the special meeting of shareholders to consider and vote upon authorizing the rights offering, which was previously adjourned to February 8, 2002, has been cancelled.

         The Company commenced the rights offering in early December 2001 with the objective of raising up to $5 million to provide increased financial resources to the Company. The Company commenced the rights offering believing that the Company's business fundamentals were improving, after a difficult period of declining revenues and negative net cash flows. Since commencement of the rights offering, business conditions have continued to deteriorate as a result of declining revenues from the Company's two largest customers, Millers American Group and Arrowhead General Insurance Agency. While the Company has continued to reduce expenses, it has not been able to reduce expenses sufficiently to offset the amount of declining revenues. Also, it has not been able to bring on new revenues at a sufficient pace to offset declining revenues from existing customers. The Board of Directors of the Company determined that it was inappropriate to engage in an equity-funding without first being assured that the current problems facing the Company could be and were adequately addressed.

         Under the current circumstances, the Company's current cash utilization rates will result in utilizing all cash and investment balances by the end of the current quarter or the early part of the second quarter if significant steps are not implemented. The Company intends to take a number of steps including significant additional cost reduction measures and potentially renegotiating contracts in an effort to allow it to conduct business within its existing resources. There are risks that the Company may not be successful at achieving this objective.

         The Company also announced that Patrick Grady, the Company's Chief Financial Officer, was leaving the Company and his position would be filled by Andrea Goodrich, the Company's current Vice President and Controller, who will serve as Acting Chief Financial Officer until a permanent decision is made.

         About INSpire Insurance Solutions

         INSpire Insurance Solutions, Inc. offers policy and claims administration solutions for property and casualty insurance carriers, managing general agencies, and brokers. As one of the foremost providers of integrated software systems and turnkey business process outsourcing, INSpire serves clients with needs to enter new markets quickly, reduce expenses, increase customer satisfaction and focus on core competencies. Additional information can be obtained from INSpire's Web site at www.nspr.com or by calling 817-348-3999.

         This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to INSpire or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to INSpire's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: difficulties associated with growth, INSpire's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of INSpire's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of INSpire. All subsequent written and oral forward-looking statements attributable to INSpire, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this press release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.
















                                       2